UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 10, 2005

                   CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
                   -------------------------------------------
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


         DELAWARE                   000-50505                13-4287300
------------------------- --------------------------- --------------------------
         (STATE OF              (COMMISSION FILE            (IRS EMPLOYER
      INCORPORATION)                 NUMBER)             IDENTIFICATION NO.)


                         100 FOXBOROUGH BLVD., SUITE 240
                              FOXBOROUGH, MA 02035
                              --------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (508) 549-9981
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                       N/A
                                       ---
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) Effective January 10, 2005, Daniel Geffken was appointed to serve as a member of the Registrant's Board of Directors and as a member of its Audit Committee until the next annual meeting of stockholders and until the election and qualification of his successor. Mr. Geffken was not appointed to the Board of Directors pursuant to any arrangement or understanding with the Registrant and/or with any of its affiliates. Set forth below is biographical information regarding Mr. Geffken:

      DANIEL GEFFKEN, Member of the Board of Directors and Audit Committee. Mr. Geffken has more than 15 years of corporate finance, business development and investor relations experience. Mr. Geffken is currently Senior Vice President and Chief Financial Officer of OmniSonics Medical Technologies, Inc. and has previously worked in many early-stage, high-growth biotechnology companies such as Transkaryotic Therapies and Cytotherapeutics. He was a past chairman of the Association of Bioscience Financial Officers and also a past chairman of the finance committee for the Massachusetts Biotechnology Council. He holds a B.S. from the Wharton School at the University of Pennsylvania and an MBA from Harvard Business School.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

Date: January 10, 2005              By: /s/ Timothy R. Surgenor
                                    ----------------------------
                                    Timothy R. Surgenor
                                    Chief Executive Officer
                                    (Duly Authorized Officer)